UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2018
Date of Report

Q BioMed Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-193328	46-4013793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ortoli Rosenstadt LLP	10022
(Address of principal executive offices)	(Zip Code)

(212) 588-0022
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement.

On February 1, 2018, we raised $5,478,000 of gross proceeds in a public offering. In the offering, we sold an aggregate of 1,711,875 shares of our common stock and 1,711,875 warrants to purchase shares of our common stock exercisable for five years at $3.20 per share.

Roth Capital Partners acted as lead placement agent and CIM Securities acted as co-lead placement agent for the offering pursuant to a Placement Agency Agreement entered into on January 29, 2018, the form of which was included in our registration statement on Form S-1/A no. 3 as filed with the U.S. Securities and Exchange Commission on January 12, 2018 and which form is incorporated into this filing. Pursuant to the terms of the Placement Agency Agreement, we paid the placement agents commissions of approximately $418,000. After the placement agents’ commissions and offering expenses, we netted approximately $4,915,000. We also issued the placement agents warrants exercisable for five years into 81,688 shares of our common stock at $3.84 per share as additional consideration under the Placement Agency Agreement.

We intend to use the net proceeds from the offering to:

●
launch our non-opioid FDA approved Strontium Chloride 89 USP Injection (SR89), a therapeutic drug for the treatment of skeletal pain associated with metastatic cancers,

●
focus on the clinical planning and IND filing for a Phase 4 post-marketing study to expand the indication of the approved SR89,

●
complete pre-IND studies and the filing of an IND for a phase II/III clinical program to test the efficacy of QBM-001, our product candidate for the treatment of young children with a rare autistic spectrum disorder that severely inhibits their ability to communicate,

●
continue development work on our novel chemotherapeutic drug for liver cancer and

●
further the optimization and pre-clinical testing of our glaucoma drug Man-01 for the treatment of open angle glaucoma.

We conducted the offering pursuant to a Registration Statement on Form S-1 (File No. 333-222008), which was declared effective by the Securities and Exchange Commission on January 12, 2018.

The foregoing description of the Placement Agency Agreement is not complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, the form of which is incorporated by reference hereto and was filed as Exhibit 1.1 to the Company’s Amendment No. 3 to the Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on January 12, 2018.

Item 7.01
Regulation FD Disclosure.

On January 30, 2018, we issued a press release entitled “Q BioMed Inc. Prices $5.5 Million Public Offering.” A copy of the press release is furnished herewith as Exhibit 99.1.

On February 1, 2018, we issued a press release entitled “Q Biomed Inc. Closes $5.48 Million Public Offering.” A copy of the press release is furnished herewith as Exhibit 99.2.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

Item 9.01
Financial Statements and Exhibits.

99.1
Press Release entitled “Q BioMed Inc. Prices $5.5 Million Public Offering”

99.2
Press Release entitled “Q Biomed Inc. Closes $5.48 Million Public Offering”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q BioMed Inc.
Date: February 1, 2018	By: /s/ William Rosenstadt Name: William Rosenstadt Title: Chief Legal Officer